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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 14, 1996, except as to Note 15, which is as of March 19, 1996, appearing on page 25 of Amax Gold Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Denver, Colorado
February 27, 1997